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Exhibit 24.2

POWER OF ATTORNEY

        The person whose signature appears below hereby constitutes and appoints each of Sam Duncan and Karla C. Robertson the undersigned's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for the undersigned and in such person's name, place and stead, in any and all capacities, to sign SUPERVALU INC.'s registration statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 10th day of September, 2013, by the following person:

/s/ BRUCE H. BESANKO Bruce H. Besanko

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  Exhibit 24.2
POWER OF ATTORNEY